Exhibit 4.2

ELANCE-ODESK, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of August 19, 2014, by and among Elance-oDesk, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A-1 hereto (each of which is referred to in this Agreement as an “ Investor”), each of the holders of Common Stock listed on Schedule B hereto (each of which is referred to in this Agreement as a “Common Holder”), and each holder of a Lender Warrant (as defined below) listed on Schedule A-2 hereto (each of which is referred to in this Agreement as a “Lender”).

RECITALS

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A-1 Preferred Stock and Series A-2 Preferred Stock acquired by such Prior Investors pursuant to that certain Agreement and Plan of Reorganization dated December 17, 2013 by and among the Company and certain other parties.

WHEREAS, the Company, the Prior Investors and the Common Holders have previously entered into that certain Amended and Restated Investors’ Rights Agreement dated as of December 17, 2013 (the “Prior Rights Agreement”).

WHEREAS, certain of the Investors (the “Series B Investors”) have agreed to purchase shares of the Company’s Series B-1 Preferred Stock and/or Series B-2 Preferred Stock pursuant to that certain Series B-1 and Series B-2 Preferred Stock Purchase Agreement dated of even date herewith by and among the Company and the Series B Investors, as may be amended from time to time (the “Series B Purchase Agreement”).

WHEREAS, the Company, the Common Holders, and the Prior Investors desire to amend, restate and supersede the Prior Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person including without limitation any general partner, managing partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the power to elect or appoint at least fifty percent (50%) of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

“Automatic Shelf Registration Statement” shall have the meaning given to that term in SEC Rule 405.

“business day” means a weekday on which banks are open for general banking business in San Francisco, California.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of the Company’s common stock.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and any free-writing prospectus and any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Demand Notice” means notice sent by the Company to the Holders specifying that a demand registration has been requested as provided in Section 3.1.1.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Deemed Liquidation Event” has the meaning set forth for such term in the certificate of incorporation of the Company most recently filed with the Delaware Secretary of State that contains such a definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an equity incentive, stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 under the Securities Act.

“Fully Exercising Investor” shall have the meaning set forth in Section 4.2.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement, provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 3.1, 3.10, and 7.6.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Investor Notice” shall have the meaning set forth in Section 4.2.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Lender Registrable Securities” means (a) the Common Stock issuable or issued upon the exercise of any Lender Warrant and (b) the Common Stock issuable or issued upon conversion of the Preferred Stock issuable or issued pursuant to the exercise of any Lender Warrant; provided, however, that before the holder of any Lender Warrant shall be entitled to exercise any rights under this Agreement, such holder must either (i) become a party to this Agreement as a “Lender” or (ii) agree to be bound by the terms of this Agreement related to registration rights applicable to the Lender Registrable Securities in a separate written agreement between such holder and the Company (including, without limitation, in a Lender Warrant).

“Lender Warrant” means any warrant to purchase shares of capital stock of the Company issued to banks, equipment lessors or other financial institutions pursuant to a debt financing or equipment leasing transaction where the Company’s Board of Directors (the “Board”) has approved the grant to the holder thereof of “piggyback” registration rights.

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, Derivative Securities and any rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for (in each case, directly or indirectly) such equity securities; provided however, that “New Securities” shall exclude: (a) Exempted Securities (as defined in the Restated Certificate); and (b) shares of Common Stock issued in the IPO.

“Offer Notice” shall have the meaning set forth in Section 4.1.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock.

“Pro Rata Amount” means, for each Major Investor, that portion of the New Securities identified in an Offer Notice which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities).

“Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of shares of the Preferred Stock held by the Investors; (b) the Lender Registrable Securities, provided, however, that such Lender Registrable Securities shall not be deemed Registrable Securities and the Lenders shall not be deemed Holders for the purposes of Sections 2.1, 2.2, 3.1, 3.10, 4 and 7.6; (c) shares of Common Stock issued to the Common Holders or issuable upon exercise of options issued to the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 2.1, 2.2, 3.1, 3.10, 4 and 7.6; and (d) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a) through (c) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 7.1, and excluding for purposes of Section 3 any shares for which registration rights have terminated pursuant to Section 6.2 of this Agreement. Notwithstanding the foregoing, the Company shall in no event be obligated to register any Preferred Stock of the Company, and Holders of Registrable Securities will not be required to convert their Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Restated Certificate” means the Company’s Restated Certificate of Incorporation (as may be amended from time to time).

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 3.12.2 hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 3.6.

“Selling Holder Counsel” means one counsel for the selling Holders.

“Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock.

“Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock.

“Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock.

“Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock.

“Standoff Period” means the period commencing on the date of the final prospectus relating to an underwritten public offering of the Company’s Common Stock under the Securities Act and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days). Notwithstanding the foregoing, if during the last 17 days of such period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the Company or the managing underwriter, to the extent required by any FINRA rules, the period set forth in the previous sentence shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.

“Voting Agreement” means that certain Amended and Restated Voting Agreement dated of even date hereof by and among the Company, the Investors and certain other stockholders.

2. INFORMATION RIGHTS.

2.1 Delivery of Financial Statements.

2.1.1 Information to be Delivered. The Company shall deliver the following to each Major Investor, provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company (provided, that a Major Investor that is a venture capital fund shall not be deemed a competitor solely as a result of its investment in another company, so long as any person designated as a member of the Board by such Major Investor is not also appointed to the board of directors such other company):

(a) As soon as practicable, but in any event within one hundred eighty (180) days (or such longer period as the Board may unanimously determine) of being made available to the Company after the end of each fiscal year of the Company, the Company shall deliver, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all of which shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company.

(b) As soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, the Company shall deliver unaudited statements of income and of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

(c) Consolidation. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to Section 2.1.1 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

2.1.2 Suspension or Termination. Notwithstanding anything else in this Section 2.1 to the contrary but subject to Section 6.1, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its reasonable efforts to cause such registration statement to become effective.

2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, and on such Major Investor’s written request, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably and in good faith considers to be confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company), a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.3 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Section 2 unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor (or any employee of any of the foregoing that needs to know such information in the fulfillment of his or her employment duties) in the ordinary course of business, but only if such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, governmental rule or regulation or court or other governmental order if the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3. REGISTRATION RIGHTS.

3.1 Demand Registration.

3.1.1 Form S-1 Demand. If at any time after the earlier of (a) five (5) years after the date of this Agreement or (b) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 50% of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to any Registrable Securities then outstanding (and the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $10,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders, and (ii) use commercially reasonable efforts to as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Section 3.1.3 and Section 3.3.

3.1.2 Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 50% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (a) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (b) use commercially reasonable efforts to as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 3.1.3 and Section 3.3.

3.1.3 Delay. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 3.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that (i) the Company may not invoke this right more than once in any twelve (12) month period and (ii) the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

3.1.4 Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1.1: (a) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (b) after the Company has effected two (2) registrations pursuant to Section 3.1.1; or (c) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.1.2. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1.2: (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 3.1.2 within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 3.1.4 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one registration on Form S-1 or S-3, as applicable, pursuant to Section 3.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.1.4.

3.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.6.

3.3 Underwriting Requirements.

3.3.1 Inclusion. If, pursuant to Section 3.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company, subject only to the reasonable approval of the holders of a majority of Registrable Securities held by the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 3.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

3.3.2 Underwriter Cutback. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 3.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (a) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (b) the number of Registrable Securities included in the offering be reduced below 25% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering, or (c) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Investor (and that such Investor has requested to be registered) are excluded from such offering. For purposes of the provision in this Section 3.3.2 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned or held by all Persons included in such “selling Holder,” as defined in this sentence.

3.3.3 Registration Not Effected. For purposes of Section 3.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3.3.1, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

3.4 Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus and, if required, any Free Writing Prospectus used in connection with such registration statement as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus or Free-Writing Prospectus forming a part of such registration statement has been filed;

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus or Free-Writing Prospectus;

(k) use its commercially reasonable efforts to obtain for the underwriters one or more “cold comfort” letters, dated the effective date of the related registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;

(l) use its commercially reasonable efforts to obtain for the underwriters on the date such securities are delivered to the underwriters for sale pursuant to such registration a legal opinion of the Company’s outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(m) to the extent the Company is a well-known seasoned issuer (as defined in SEC Rule 405) at the time any request for registration is submitted to the Company in accordance with Section 3.1, if so requested, file an Automatic Shelf Registration Statement to effect such registration; and

(n) if at any time when the Company is required to re-evaluate its well-known seasoned issuer status for purposes of an outstanding Automatic Shelf Registration Statement used to effect a request for registration in accordance with Section 3.1.2 the Company determines that it is not a well-known seasoned issuer and (i) the registration statement is required to be kept effective in accordance with this Agreement and (ii) the registration rights of the applicable Holders have not terminated, use commercially reasonable efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

3.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 3, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one Selling Holder Counsel shall be borne and paid by the Company; provided, however, that (a) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 3.1.1 or Section 3.1.2, as the case may be, (b) if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 3.1.1 or Section 3.1.2, and (c) in connection with a registration pursuant to Section 3.2, the Company shall only be required to bear and pay the reasonable fees and disbursements of one Selling Holder Counsel in an amount up to $50,000. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

3.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:

3.8.1 Company Indemnification. To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.8.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

3.8.2 Selling Holder Indemnification. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that (a) the indemnity agreement contained in this Section 3.8.2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 3.8.2 and 3.8.4 exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

3.8.3 Procedures. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.8, solely to the extent that such failure prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party except as contemplated under this Section 3.8.

3.8.4 Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that:

(i) in any such case, (a) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and

(ii) in no event shall a Holder’s liability pursuant to this Section 3.8.4, when combined with the amounts paid or payable by such Holder pursuant to Section 3.8.2, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

3.8.5 Underwriting Agreement Controls. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.8.6 Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 3.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 3, and otherwise shall survive the termination of this Agreement.

3.9 Reports under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

3.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration if such agreement (a) would allow such holder or prospective holder to include a portion of its securities in any “piggyback” registration if such inclusion could reduce the number of Registrable Securities that selling Holders could be entitled to include in such registration under Sections 3.2 and 3.3.2 hereof or (b) would allow such holder or prospective holder to initiate a demand for registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 3.1. This Section 3.10 shall not apply with respect to the grant of “piggyback” registration rights to a holder of a Lender Warrant or to the grant of registration rights to an investor or prospective investor in the Company in connection with a bona fide equity financing.

3.11 “Market Stand-off” Agreement. Each Holder hereby agrees that, during the Standoff Period, such Holder will not, without the prior written consent of the Company or the managing underwriter,

(a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering; or

(b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

The foregoing provisions of this Section 3.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound. For purposes of this Section 3.11, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 3.11 and to impose stop transfer instructions with respect to such shares until the end of such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 3.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3.11 or that are necessary to give further effect thereto. Any discretionary termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares of Registrable Securities subject to such agreements.

3.12 Restrictions on Transfer.

3.12.1 Agreement Binding. The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto agree that all Registrable Securities shall be bound by any and all restrictions on transfer set forth in the Company’s bylaws (the “Bylaws”).

3.12.2 Legends. Each certificate or instrument representing (a) the Preferred Stock, (b) the Registrable Securities, and (c) any other securities issued in respect of the securities referenced in clauses (a) and (b), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 3.12.3) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS OF TRANSFER SET FORTH IN THE COMPANY’S BYLAWS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 3.12.

3.12.3 Procedure. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 3. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (a) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (b) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (c) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (i) in any transaction in compliance with SEC Rule 144 or (ii) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 3.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.12.2, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. Until the IPO, no Holder shall transfer any Restricted Securities to any person or entity that is determined to be a competitor of the Company, in the good faith judgment of the Board.

4. RIGHTS TO FUTURE STOCK ISSUANCES. Subject to the terms and conditions of this Section 4 and applicable securities laws, if the Company proposes to sell any New Securities, the Company shall offer to sell a portion of New Securities to each Major Investor as described in this Section 4. A Major Investor shall be entitled to apportion the right of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate. The right of first refusal in this Section 4 shall not be applicable with respect to any Major Investor, if at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act.

4.1 Company Notice. The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (a) its bona fide intention to sell such New Securities, (b) the number of such New Securities to be sold and (c) the price and terms, if any, upon which it proposes to sell such New Securities.

4.2 Investor Right. By written notice (the “Investor Notice”) to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to such Major Investor’s Pro Rata Amount. In addition, each Major Investor that elects to purchase or acquire all of its Pro Rata Amount (each, a “Fully Exercising Investor”) may, in the Investor Notice, elect to purchase or acquire, in addition to its Pro Rata Amount, a portion of the New Securities, if any, for which other Major Investors were entitled to subscribe but that are not subscribed for by such Major Investors. The amount of such overallotment that each Fully Exercising Investor shall be entitled to purchase is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. A Major Investor’s election may be conditioned on the consummation of the transaction described in the Offer Notice. The closing of any sale pursuant to this Section 4.2 shall occur on the earlier of one hundred and twenty (120) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.3.

4.3 Sale of Securities. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.2, the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.2, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.

4.4 Alternate Procedure. Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of Sections 4.1 and 4.2, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities, and the identities of the Persons to whom the New Securities were sold. Each Major Investor shall have twenty (20) days after the date the Company’s notice is given to elect, by giving notice to the Company, to purchase up to the number of New Securities that such Major Investor would otherwise have the right to purchase pursuant to Section 4.2 above had the Company complied with the provisions of Sections 4.1 and 4.2 in connection with the issuance of such New Securities under the terms and conditions set forth in the Company’s notice pursuant to this Section 4.4. Any Major Investors electing to purchase such New Securities shall also have rights of oversubscription to purchase New Securities that were purchasable by other Major Investors pursuant to the foregoing sentence but were not so purchased, and such rights of oversubscription shall be apportioned in a manner consistent with the apportionment among Fully Exercising Investors described in Section 4.2. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.

4.5 Assignment. Notwithstanding Section 6.1, the rights provided in this Section 4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor may assign such rights to an Affiliate.

5. VOTING AGREEMENT. Each Holder hereby agrees that by entering into, or otherwise obtaining rights under, this Agreement, such Holder shall automatically be bound by the Voting Agreement, as if such Holder were a Stockholder under that agreement (unless such Holder has executed a counterpart signature page or joinder agreement thereto and such Voting Agreement specifies a capacity for such Holder in addition to Stockholder, in which event such Holder shall also have such additional capacity).

6. TERMINATION.

6.1 Generally. The covenants set forth in Section 2.1, Section 2.2 and Section 4 shall terminate and be of no further force or effect upon the earliest to occur of: (a) immediately before the consummation of the IPO; (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (c) upon a Deemed Liquidation Event.

6.2 Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 3.1 or Section 3.2 shall terminate upon the earliest to occur of: (a) when all of such Holder’s Registrable Securities could be sold without any restriction on volume or manner of sale in any three-month period under SEC Rule 144 or any successor; (b) upon a Deemed Liquidation Event; and (c) the fifth (5th) anniversary of the IPO.

7. GENERAL PROVISIONS.

7.1 Successors and Assigns. The rights under Sections 2 and 3 of this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate, partner, member, limited partner, retired or former partner, retired or former member, or stockholder of a Holder or such Holder’s Affiliate; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) is a venture capital fund that is controlled by or under common control with one or more general partners or managing partners or managing members of, or shares the same management company with, the Holder; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 3.11. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

7.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices, requests, and other communications given, made or delivered pursuant to this Agreement shall be in writing and shall be deemed effectively given, made or delivered upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, in each case upon customary confirmation of receipt; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A-1, Schedule A-2, or Schedule B hereto (as applicable), or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 7.5. If notice is given to the Company, it shall be sent to 441 Logue Avenue, Mountain View, California 94043, marked “Attention: Chief Executive Officer”. If no facsimile number is listed on the applicable schedule attached hereto for a party (or above in the case of the Company), notices and communications given or made by facsimile shall not be deemed effectively given to such party.

7.6 Amendments and Waivers. This Agreement may only be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by a written instrument executed by the Company and (a) with respect to Sections 2 and 4 and any other provision of this Agreement to the extent such provision pertains to Section 2 or 4, the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors or (b) with respect to any Section other than Sections 2 or 4, the holders of a majority of the Registrable Securities then outstanding; provided that (i) the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors may waive, on behalf of all Major Investors, the rights set forth in Section 4, without the Company’s consent, (ii) the Company may in its sole discretion waive compliance with Section 3.12 (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 3.12 shall be deemed to be a waiver); (iii) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; (iv) in the event that such amendment or waiver adversely affects the obligations or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Common Holders then employed by the Company; (v) the Company may, without the consent or approval of any other party hereto, cause additional persons to become party to this Agreement as Lenders pursuant to Section 7.14 hereto and amend Schedule A-2 hereto accordingly, and (vi) the Company may, without the consent or approval of any other party hereto, cause additional persons to become party to this Agreement as Investors pursuant to Section 7.15 hereto and amend Schedule A-1 hereto accordingly. Any amendment, termination, or waiver effected in accordance with this Section 7.6 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

7.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

7.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliates, or held by an Advisory Client (as defined in the Bylaws) with the same or affiliated investment advisor that has sole investment authority therefor and is registered under the Investment Advisory Act of 1940, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

7.9 Entire Agreement. This Agreement (including any schedules and exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled and replaced with this Agreement. The Prior Rights Agreement is hereby amended and superseded in its entirety and restated herein. All provisions of, rights granted and covenants made in the Prior Rights Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

7.10 Third Parties. Other than as set forth in Section 3.11, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.11 Delays or Omissions. Except as set forth in Section 7.6 herein, no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that a party is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution based upon judgment or order of such court(s), that any suit, action or proceeding arising out of or based upon this Agreement commenced in the federal or state courts located in the Northern District of California is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Should any party commence a suit, action or other proceeding arising out of or based upon this Agreement in a forum other than the federal or state courts located in the Northern District of California, or should any party otherwise seek to transfer or dismiss such suit, action or proceeding from such court(s), that party shall indemnify and reimburse the other party for all legal costs and expenses incurred in enforcing this provision.

7.13 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

7.14 Additional Lenders. Notwithstanding anything to the contrary contained herein, if the Company issues any Lender Warrant, any recipient of a Lender Warrant may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Lender” for all purposes hereunder, and shall be listed on Schedule A-2 herein. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional or Lender, so long as such additional Lender has agreed in writing to be bound by all of the obligations as a “Lender” hereunder.

7.15 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company sells additional shares of Series B-1 Preferred Stock after the date hereof in accordance with the Series B Purchase Agreement, any recipient of such shares of Series B-1 Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder, and shall be listed on Schedule A-1 herein. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed to be bound by all of the obligations as an “Investor” hereunder.

7.16 Waiver of Rights of First Refusal. Pursuant to Section 7.6 of the Prior Rights Agreement, the Prior Investors, holding not less than a majority of the Registrable Securities then outstanding and held by the Major Investors (as defined in the Prior Rights Agreement), hereby waive all rights to notice of, and all rights of first refusal contained in Section 4 of the Prior Rights Agreement with respect to the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock sold pursuant to the Series B Purchase Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

ELANCE-ODESK, INC.

By:	/s/ Servaes Tholen
Name:	Servaes Tholen
Title:	Chief Financial Officer

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust, and

T. Rowe Price U.S. Equities Trust

    each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Henry Ellenbogen

Name:	Henry Ellenbogen
Title:	Vice President

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of November 20, 2017.

INVESTORS:

T. ROWE PRICE NEW HORIZONS FUND, INC.

T. ROWE PRICE NEW HORIZONS TRUST, AND

T. ROWE PRICE U.S. EQUITIES TRUST (A/C 7JX4)

Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner
Name: J. David Wagner Title: Vice President

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST

T. ROWE PRICE U.S. EQUITIES TRUST (7KX4)

Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner
Name: J. David Wagner
Title: Vice President

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

Email: Andrew_Baek@troweprice.com

(SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF UPWORK INC.)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

DAG VENTURES III-QP, L.P.
By: DAG Ventures Management III, LLC,
Its General Partner

/s/ Young Chung
Young Chung, Managing Director

DAG Ventures III, L.P.
By: DAG Ventures Management III, LLC,
Its General Partner

/s/ Young Chung
Young Chung, Managing Director

DAG Ventures GP Fund III, LLC
By: DAG Ventures Management III, LLC,
Its General Partner

/s/ Young Chung
Young Chung, Managing Director

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BENCHMARK CAPITAL PARTNERS V, L.P.

as nominee for:

Benchmark Capital Partners V, L.P.

Benchmark Founders’ Fund V, L.P.

Benchmark Founders’ Fund V-A, L.P

Benchmark Founders’ Fund V-B, L.P.

and related individuals

By: Benchmark Capital Management Co. V, L.L.C.,

its general partner

By:	/s/ signature illegible
Managing Member

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FIRSTMARK CAPITAL OF I, LP

By: FirstMark Capital OF I GP, LLC, its general partner

By:	/s/ Brian Kemper
Brian Kemper, Chief Operating Officer

FIRSTMARK II LIQUIDATING TRUST
By:	Midtown II GP, LLC, trustee

By:	/s/ Brian Kemper
Brian Kemper, Chief Operating Officer

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SIGMA PARTNERS 6, L.P.

By: Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Gregory C. Gretsch
Its: Managing Director

SIGMA ASSOCIATES 6, L.P.

By: Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Gregory C. Gretsch
Its: Managing Director

SIGMA INVESTORS 6, L.P.

By: Sigma Management 6, L.L.C.
Its: General Partner

By:	Gregory C. Gretsch
Its: Managing Director

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GLOBESPAN CAPITAL PARTNERS IV, L.P.
JAFCO GLOBESPAN USIT IV, L.P.
GCP IV AFFILIATES FUND, L.P.

By: Globespan Management Associates IV, L.P., its sole General Partner

By:	/s/ David Poltack
Name: David Poltack
Title: Authorized Signatory

GLOBESPAN CAPITAL PARTNERS (CAYMAN) IV, L.P.

By: Globespan Management Associates (Cayman) IV, L.P., its sole General Partner

By: Globespan Management Associates IV, LLC, its sole General Partner

By:	/s/ David Poltack
Name: David Poltack
Title: Authorized Signatory

GLOBESPAN CAPITAL PARTNERS IV GmbH & Co. KG

By: Globespan Management Associates IV, GmbH its General Partner

By:	/s/ David Poltack
Name: David Poltack
Title: Authorized Signatory

        SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SG GROWTH PARTNERS I, L.P.

By:	/s/ Daniel C. Marriott
Name: Daniel C. Marriott
Title: Managing Partner

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 10, L.P.
By: NEA Partners 10, L.P.
Its: General Partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDUSTRY VENTURES FUND V, L.P.

By:	/s/ Johan Swildens
Name: Johan Swildens
Title: Managing Member

INDUSTRY VENTURES SECONDARY FUND VII, L.P.

By:	/s/ Johan Swildens
Name: Johan Swildens
Title: Managing Member

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Thomas Layton and Gabrielle M. Layton,
Or their successors, as trustees of the
Layton Community Property Trust dated 11/29/99, as amended

By:	/s/ Thomas Layton
Thomas Layton, Trustee

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMMON HOLDERS:

/s/ Fabio Rosati
Fabio Rosati

/s/ Servaes Tholen
Servaes Tholen

/s/ Odysseas Tsatalos
Odysseas Tsatalos

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF

ELANCE-ODESK, INC.

SCHEDULE A-1

List of Investors

NAME AND ADDRESS OF INVESTORS

T. ROWE PRICE NEW HORIZON FUND, INC. 100 East Pratt Street Baltimore, MD 21202

T. ROWE PRICE NEW HORIZON TRUST 100 East Pratt Street Baltimore, MD 21202

T. ROWE PRICE U.S. EQUITIES TRUST – SMALL-CAP GROWTH FUND 100 East Pratt Street Baltimore, MD 21202

T. ROWE PRICE SMALL-CAP VALUE FUND, INC. 100 East Pratt Street Baltimore, MD 21202

T. ROWE PRICE SMALL-CAP VALUE EQUITY TRUST 100 East Pratt Street Baltimore, MD 21202

T. ROWE PRICE U.S. EQUITIES TRUST (A/C 7JX4) 100 East Pratt Street Baltimore, MD 21202

T. ROWE PRICE U.S. EQUITIES TRUST (7KX4) 100 East Pratt Street Baltimore, MD 21202

SIGMA PARTNERS 6, L.P. 1600 El Camino Real, Ste. 280 Menlo Park, CA 94025

SIGMA ASSOCIATES 6, L.P. 1600 El Camino Real, Ste. 280 Menlo Park, CA 94025

SIGMA INVESTORS 6, L.P. 1600 El Camino Real, Ste. 280 Menlo Park, CA 94025

GLOBESPAN CAPITAL PARTNERS IV, L.P. One Boston Place, Suite 2810 Boston, MA 02108

GLOBESPAN CAPITAL PARTNERS (CAYMAN) IV, L.P. One Boston Place, Suite 2810 Boston, MA 02108

GLOBESPAN CAPITAL PARTNERS IV GMBH & CO. KG
One Boston Place, Suite 2810 Boston, MA 02108

JAFCO GLOBESPAN USIT IV, L.P. One Boston Place, Suite 2810 Boston, MA 02108

GCP IV AFFILIATES, L.P. One Boston Place, Suite 2810 Boston, MA 02108

CONWAY FAMILY TRUST, DATED 9/25/96, RONALD AND GAYLE CONWAY, TRUSTEES

BENCHMARK CAPITAL PARTNERS V, L.P. 2965 Woodside Road Woodside, CA 94062

DAG VENTURES III-QP, L.P. 251 Lytton Avenue, Suite 200 Palo Alto, CA 94301

DAG VENTURES III, L.P. 251 Lytton Avenue, Suite 200 Palo Alto, CA 94301

DAG VENTURES GP FUND III, LLC 251 Lytton Avenue, Suite 200 Palo Alto, CA 94301

DAVID CHANG

BABU CHILUKURI

JACK KAY

JOEL MATTOX AND KAREN PERIZZOLO, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

NAGARAJ PRABHU

RAGHAVEN FAMILY TRUST

ROBERT RIOPEL AND CHERYL RIOPEL, TRUSTEES UNDER THE 1999 REVOCABLE TRUST AGREEMENT DATED MARCH 17, 1999 FBO ROBERT TRIOPEL AND CHERYL RIOPEL

NIKOS TROULLINOS AND SUSANNE BOHL, TTEES U/A DTD DEECMBER 29, 2000 BY TROULLINOS-BOHL LIVING TRUST

MICHAEL SABETHAI

PAUL AND LYNN MCELANEY

JOHN AND NANCY MCELANEY

DIMITRA KITSIOU

RICHARD MCELANEY

ASHISH GUPTA

SABEER BHATIA TRUST U/D/T AUGUST 6, 1998

VENKATESH HARINARAYAN

BOON-HWEE KOH

RAM SHRIRAM

SANJIV AHUJA

THE CHEN FAMILY TRUST

GORDON ERIK DYAL

SHUBH SAUMYA

PAWAN TEWARI

ASIAN TECHNO INVESTMENTS PTE LTD 10 Anson Road #29-12 International Plaza Singapore 079903

ANAND RAJARAMAN, TRUSTEE OF THE ANAND RAJARAMAN REVOCABLE TRUST OF 1998 DTD 12/11/98

SANJU BANSAL

BEALL FAMILY TRUST

RAKESH MATHUR

VIJAY VASHEE

VASUDEV NARAYANAN

BDR INVESTMENTS, LLC 16531 Carousel Lane Huntington Beach, CA 92649

ELITE GLOBAL OPERATIONS LTD c/o Impex Pte Ltd 08-21 Peninsula Plaza North Bridge Road, Singapore Attn: Sonali

SIAK CHAN CHEN

SAMUEL CHOI

KPCB HOLDINGS, INC., AS NOMINEE 2750 Sand Hill Road Menlo Park, CA 94025 Attn: John Doerr

LINEA ASSOCIATES LLC 68 Coleytown Road Westport, CT 06880

F & W INVESTMENTS 2000 Silicon Valley Center 801 California Street Mountain View, CA 94041 Attn: Laird H. Simons III

ANGEL (Q) INVESTORS II, L.P. c/o Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94306 Attn: Casey McGlynn

THE 1994 ROACH FAMILY TRUST DTD: 6/14/94

FOCUS VENTURES II, L.P. (fka Charter Growth Capital II, L.P.) 525 University Ave, Suite 1400 Palo Alto, CA 94301

CITICORP STRATEGIC TECHNOLOGY CORP.
Citigroup Investments Inc. 388 Greenwich Street New York, NY 10013 Attn: George Arnold

F & W INVESTMENTS LLC Silicon Valley Center 801 California Street Mountain View, CA 94041 Attn: Laird H. Simons III

ACCESS VENTURES FUND LLC One Corporate Exchange 25825 Science Park Drive, Suite 400 Cleveland, OH 44122 Attn: William Trainor

FV INVESTORS II QP, L.P. (fka CGC Investors II QP, L.P.) 525 University Ave, Suite 1400 Palo Alto, CA 94301

ANGEL INVESTORS II, L.P. c/o Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94306 Attn: Casey McGlynn

INTEGRAL CAPITAL PARTNERS V SIDE FUND, L.P. 2750 Sand Hill Road Menlo Park, CA 94025

FV INVESTORS II A, L.P. (fka CGC Investors II A, L.P.) 525 University Ave, Suite 1400 Palo Alto, CA 94301

JOAN MUROSKY

IRENE B. MURPHY

NEW ENTERPRISE ASSOCIATES 10, L.P. 2490 Sand Hill Road Menlo Park, CA 94025 Attn: Charles Linehan

DIANA JOVIN

TODD GREENE

INTEGRAL CAPITAL PARTNERS SLP SIDE FUND, L.P. 2750 Sand Hill Road Menlo Park, CA 94025

CROSSBRIDGE PARTNERS FUND I, L.P.

Mr. Shinji Miyashita

Managing Director & General Partner

CrossBridge Venture Partners

Kichijyoji Bldg. 4F

1-8-10 Kichijyoji-hon-cho

Musashino-city Tokyo 180-0004

Japan

F & W INVESTMENTS LLC – SERIES 2003 Silicon Valley Center 801 California Street Mountain View, CA 94041 Attn: Laird H. Simons III

KINDRED PARTNERS, LLC 100 South Bedford Road, Suite 100 Mount Kisco, NY 10549

SG GROWTH PARTNERS I, LP Attn: Daniel Marriot 70 East 55th Street, 11th Floor New York, New York 10022

SELECT ANALYTIX LIMITED P.O. Box 1569 Gerogetown, Grand Cayman KY1-1110 Cayman Islands

AMBERBROOK V LLC 25 East 86th Street New York, New York 10028

INDUSTRY VENTURES FUND V, L.P. 30 Hotaling Place, 3rd Floor San Francisco, CA 94111

INDUSTRY VENTURES SECONDARY VII, L.P. 30 Hotaling Place, 3rd Floor San Francisco, CA 94111

FIRSTMARK CAPITAL OF I, LP 100 Fifth Avenue 3rd Floor New York, NY 10011

THE FIRSTMARK II LIQUIDATING TRUST 100 Fifth Avenue 3rd Floor New York, NY 10011

SCHEDULE A-2

List of Lenders

NAME AND ADDRESS OF LENDERS

LIGHTHOUSE CAPITAL PARTNERS 3555 Alameda de las Plugas, 2nd Floor Menlo Park, CA 94015

SILVER LAKE WATERMAN FUND, L.P. 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025

SCHEDULE B

List of Common Holders

NAME AND ADDRESS OF COMMON HOLDERS

ODYSSEAS TSATLOS

STRATIS KARAMANLAKIS

FABIO ROSATI

SERVAES THOLEN

REGISTRATION RIGHTS WAIVER AND AMENDMENT TO THE AMENDED AND

RESTATED INVESTORS’ RIGHTS AGREEMENT

This Registration Rights Waiver and Amendment to the Amended and Restated Investors’ Rights Agreement (this “Waiver and Amendment Agreement”) is given as of August 30, 2018 by the undersigned parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of August 19, 2014 (the “Rights Agreement”), by and among Upwork Inc. (f/k/a Elance-oDesk, Inc.), a Delaware corporation (the “Company”), the Investors, the Common Holders, and the Lenders. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.

RECITALS

A. WHEREAS, the Company is planning an underwritten public offering of the Company’s common stock (the “Public Offering”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or around August 31, 2018, as may be amended.

B. WHEREAS, in connection with the Public Offering, and as an inducement for the Company and Citigroup Global Markets Inc. and Jefferies LLC, as the representatives of the several underwriters that are underwriting the Public Offering (the “Representatives”), to continue their efforts in connection with the Public Offering, the undersigned Investors shall enter into this Waiver and Amendment Agreement.

C. WHEREAS, the Company’s Board of Directors has determined it is in the best interests of the Company and its stockholders for the Investors to (i) waive certain of the provisions in the Rights Agreement with respect to registration rights and (ii) amend the Rights Agreement as set forth herein.

D. WHEREAS, Section 7.6 of the Rights Agreement requires the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding to waive provisions of the Rights Agreement relating to registration rights and to amend the Rights Agreement (collectively, the “Requisite Majority”).

E. WHEREAS, the undersigned Investors represent the Requisite Majority and, individually and on behalf of all other Investors, Common Holders and Lenders, desire to amend the Rights Agreement as set forth herein and waive the registration rights with respect to the Public Offering, including, without limitation, the registration rights provided in Section 3.2 of the Rights Agreement, and any related notice rights.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Incorporation of Recitals. Each of the above recitals is incorporated herein by reference.

2. Amendment. The definition of “Standoff Period” in the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Standoff Period” means the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days).

3. Waiver of Certain Registration Rights. The undersigned parties, collectively representing the Requisite Majority, hereby waive on behalf of themselves and all other Investors, Common Holders and Lenders, all registration rights with respect to the Public Offering, including, without limitation, the registration rights provided in Section 3.2 of the Rights Agreement, and any related notice rights.

4. Applicability of Waiver. The undersigned parties understand and acknowledge that by executing this Waiver and Amendment Agreement, the waivers set forth in Section 3 shall be effective and binding on the undersigned parties, each holder of any Registrable Securities, each future holder of all such Registrable Securities, each Common Holder and Lender and the Company.

5. Assignability of Waiver. The waiver set forth in Section 3 is assignable by the Company and is expressly for the benefit of the Representatives. The undersigned understands that the Company and the Representatives are relying upon this Waiver and Amendment Agreement.

6. Waiver Expiration. The waivers set forth in Section 3 shall expire upon the earliest to occur, if any, of (i) the date the Company advises the Representatives, in writing, prior to the execution of an underwriting agreement (the “Underwriting Agreement”) providing for the Public Offering, that it has determined not to proceed with the Public Offering, (ii) the date of the termination of the Underwriting Agreement if prior to the closing of the Public Offering or (iii) December 31, 2018 if the Underwriting Agreement has not been executed and delivered by the Company by such date.

7. Governing Law. This Waiver and Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

8. Ratification. Except as amended or waived hereby, the Rights Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

9. Severability. If any provision of this Waiver and Amendment Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Waiver and Amendment Agreement and the remainder of this Waiver and Amendment Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Waiver and Amendment Agreement.

10. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Waiver and Amendment Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Waiver and Amendment Agreement, except as expressly provided in this Waiver and Amendment Agreement.

11. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Waiver and Amendment Agreement.

12. Counterparts. This Waiver and Amendment Agreement may be executed in counterparts, delivered by facsimile or portable document format (.pdf or similar format), each of which will constitute an original and all of which together will constitute one agreement.

13. Miscellaneous. Except as expressly set forth herein, this Waiver and Amendment Agreement shall not apply to any other provisions of the Rights Agreement.

[Signature Pages to Follow]

The parties are signing this Waiver and Amendment Agreement as of the date stated in the introductory clause.

COMPANY:

UPWORK INC.

By:	/s/ Stephane Kasriel
Name: Stephane Kasriel
Title: President and Chief Executive Officer

SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT

The parties are signing this Waiver and Amendment Agreement as of the date stated in the introductory clause.

INVESTORS

GLOBESPAN CAPITAL PARTNERS IV, L.P.
JAFCO GLOBESPAN USIT IV, L.P.
GCP IV AFFILIATES FUND, L.P.
By:	Globespan Management Associates IV, L.P.,
its sole General Partner
By:	Globespan Management Associates IV, LLC,
its sole General Partner

By:	/s/ Tracey Revellino
Name: Tracey Revellino
Its:	Authorized Signatory

GLOBESPAN CAPITAL PARTNERS (CAYMAN) IV, L.P.
By:	Globespan Management Associates (Cayman) IV, L.P.,
its sole General Partner
By:	Globespan Management Associates IV, LLC,
its sole General Partner

By:	/s/ Tracey Revellino
Name: Tracey Revellino
Its:	Authorized Signatory

GLOBESPAN CAPITAL PARTNERS IV GmbH & Co. KG, L.P.
By:	Globespan Management Associates IV, GmbH,
its General Partner

By:	/s/ Tracey Revellino
Name: Tracey Revellino
Its: Authorized Signatory

SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT

The parties are signing this Waiver and Amendment Agreement as of the date stated in the introductory clause.

INVESTORS

BENCHMARK CAPITAL PARTNERS V, L.P.

as nominee for

Benchmark Capital Partners V, L.P.

Benchmark Founders’ Fund V, L.P.

Benchmark Founders Fund V-A, L.P.

Benchmark Founders’ Fund V-B, L.P.

KH & CH Investments, L.L.C.

and related individuals

By:	Benchmark Capital Management Co. V, L.L.C.,
its general partner

By:	/s/ Steven M. Spurlock
Name: Steven M. Spurlock
Title: Managing Member

SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT

The parties are signing this Waiver and Amendment Agreement as of the date stated in the introductory clause.

INVESTORS

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Gregory C. Gretsch
Name: Gregory C. Gretsch
Its:	Managing Director

SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Gregory C. Gretsch
Name: Gregory C. Gretsch
Its:	Managing Director

SIGMA INVESTORS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Gregory C. Gretsch
Name: Gregory C. Gretsch
Its: Managing Director

SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT

The parties are signing this Waiver and Amendment Agreement as of the date stated in the introductory clause.

INVESTORS

SG GROWTH PARTNERS I, LP

By:	/s/ Daniel C. Marriott
Name: Daniel C. Marriott
Its: Managing Member

SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT